Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA CORPORATION REPORTS FISCAL 2022 FIRST QUARTER RESULTS

•Total revenues were $2.08 billion, finishing towards the upper end of the range of guidance;
•GAAP diluted EPS attributable to KLA was $6.96, above the upper end of the range of guidance, and non-GAAP diluted EPS attributable to KLA was $4.64, finishing towards the upper end of the range of guidance;
•Cash flow from operations and free cash flow were both records at $863.8 million and $794.8 million, respectively;
•Capital returns for the quarter were $562.5 million with $162.8 million in dividends and $399.7 million in share repurchases.

MILPITAS, Calif., October 27, 2021 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2022, which ended on September 30, 2021, and reported GAAP net income attributable to KLA of $1.07 billion and GAAP earnings per diluted share attributable to KLA of $6.96 on revenue of $2.08 billion.

"KLA’s track-record of consistent execution and sustainable outperformance was evident during the September 2021 quarter, demonstrating the strong momentum in our core markets and the attractive operating leverage inherent in the KLA financial model,” commented Rick Wallace, President and Chief Executive Officer of KLA Corporation. “KLA continues to outperform expectations despite significant supply chain challenges by operating with purpose and precision and focusing on creating value for our customers, partners, and shareholders alike. KLA’s execution is powered by our global teams continuing to go above and beyond, to meet the challenges and opportunities of the marketplace."

GAAP Results
	Q1 FY 2022	Q4 FY 2021	Q1 FY 2021
Total Revenue	$2,084 million	$1,925 million	$1,539 million
Net Income Attributable to KLA	$1,068 million	$633 million	$421 million
Net Income per Diluted Share Attributable to KLA	$6.96	$4.10	$2.69

Non-GAAP Results
	Q1 FY 2022	Q4 FY 2021	Q1 FY 2021
Net Income Attributable to KLA	$712 million	$684 million	$475 million
Net Income per Diluted Share Attributable to KLA	$4.64	$4.43	$3.03
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2022 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Second Quarter Fiscal 2022 Guidance
The following details our guidance for the second quarter of fiscal 2022 ending in December:
•Total revenue between $2,225 million to $2,425 million
•GAAP gross margin is expected to be in a range of 60.2% to 62.3%
•Non-GAAP gross margin is expected to be in a range of 62.0% to 64.0%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $4.69 to $5.59
•Non-GAAP diluted EPS attributable to KLA in a range of $4.95 to $5.85
For additional guidance metrics please see the company’s published Letter to Shareholders and earnings slides on the KLA investor relations website.

About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending December 31, 2021 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting our and our service providers’ systems and networks and our ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2021	June 30, 2021
ASSETS
Cash, cash equivalents and marketable securities	$2,624,813	$2,494,522
Accounts receivable, net	1,463,974	1,305,479
Inventories	1,715,339	1,575,380
Other current assets	340,546	320,867
Land, property and equipment, net	698,547	663,027
Goodwill	2,041,338	2,011,172
Deferred income taxes, non-current	665,672	270,461
Purchased intangible assets, net	1,157,535	1,185,311
Other non-current assets	438,713	444,905
Total assets	$11,146,477	$10,271,124
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$380,827	$342,083
Deferred system revenue	319,846	295,192
Deferred service revenue	286,741	284,936
Short-term debt	20,000	20,000
Other current liabilities	1,515,596	1,161,016
Total current liabilities	2,523,010	2,103,227
Non-current liabilities:
Long-term debt	3,423,436	3,422,767
Deferred tax liabilities	625,540	650,623
Deferred service revenue	94,824	87,575
Other non-current liabilities	620,581	631,290
Total liabilities	7,287,391	6,895,482
Stockholders’ equity:
Common stock and capital in excess of par value	2,137,706	2,175,988
Retained earnings	1,801,268	1,277,123
Accumulated other comprehensive loss	(78,044)	(75,557)
Total KLA stockholders' equity	3,860,930	3,377,554
Non-controlling interest in consolidated subsidiaries	(1,844)	(1,912)
Total stockholders’ equity	3,859,086	3,375,642
Total liabilities and stockholders’ equity	$11,146,477	$10,271,124

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended September 30,
(In thousands, except per share amounts)	2021	2020
Revenues:
Product	$1,629,888	$1,145,495
Service	453,950	393,125
Total revenues	2,083,838	1,538,620
Costs and expenses:
Costs of revenues	813,624	620,562
Research and development	258,153	219,038
Selling, general and administrative	193,261	172,631
Interest expense	38,312	39,386
Other expense (income), net	14,140	3,197
Income before income taxes	766,348	483,806
Provision (benefit) for income taxes	(302,137)	63,664
Net income	1,068,485	420,142
Less: Net income (loss) attributable to non-controlling interest	68	(425)
Net income attributable to KLA	$1,068,417	$420,567
Net income per share attributable to KLA:
Basic	$7.01	$2.71
Diluted	$6.96	$2.69
Weighted-average number of shares:
Basic	152,330	155,281
Diluted	153,410	156,442

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended September 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$1,068,485	$420,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,824	80,066
Unrealized foreign exchange (gain) loss and other	15,639	(12,907)
Asset impairment charges	5,962	865
Stock-based compensation expense	25,216	26,992
Deferred income taxes	(427,970)	(14,967)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(180,354)	73,000
Inventories	(138,189)	(85,991)
Other assets	4,673	20,070
Accounts payable	41,868	(9,822)
Deferred system revenue	33,469	(82,633)
Deferred service revenue	4,912	(3,646)
Other liabilities	325,262	101,002
Net cash provided by operating activities	863,797	512,171
Cash flows from investing activities:
Proceeds from sale of assets	—	1,114
Business acquisitions, net of cash acquired	(37,986)	—
Capital expenditures	(68,955)	(55,925)
Purchases of available-for-sale securities	(264,000)	(231,821)
Proceeds from sale of available-for-sale securities	14,954	53,249
Proceeds from maturity of available-for-sale securities	178,414	95,835
Purchases of trading securities	(22,896)	(18,630)
Proceeds from sale of trading securities	25,163	21,244
Proceeds from other investments	—	614
Net cash used in investing activities	(175,306)	(134,320)
Cash flows from financing activities:
Proceeds from revolving credit facility	300,000	—
Repayment of debt	(300,000)	(50,000)
Common stock repurchases	(399,677)	(187,897)
Payment of dividends to stockholders	(162,821)	(141,164)
Tax withholding payments related to equity awards	(46,532)	(25,145)
Net cash used in financing activities	(609,030)	(404,206)
Effect of exchange rate changes on cash and cash equivalents	(4,507)	7,766
Net increase (decrease) in cash and cash equivalents	74,954	(18,589)
Cash and cash equivalents at beginning of period	1,434,610	1,234,409
Cash and cash equivalents at end of period	$1,509,564	$1,215,820
Supplemental cash flow disclosures:
Income taxes paid	$57,532	$54,185
Interest paid	$39,717	$40,071
Non-cash activities:
Accrued purchase of land, property and equipment - investing activities	$22,962	$23,388
Contingent consideration payable - financing activities	$12,810	$(2,987)
Dividends payable - financing activities	$1,783	$1,660
Unsettled common stock repurchase - financing activities	$5,999	$6,000

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three Months Ended September 30,
(In thousands)	2021	2020
Revenues:
Semiconductor Process Control	$1,779,083	$1,267,954
Specialty Semiconductor Process	102,029	88,954
PCB, Display and Component Inspection	202,808	181,177
Other	—	140
Total revenues for reportable segments	2,083,920	1,538,225
Corporate allocation and effects of foreign exchange rates	(82)	395
Total revenues	$2,083,838	$1,538,620

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended
(In thousands, except per share amounts)		September 30, 2021	June 30, 2021	September 30, 2020
GAAP net income attributable to KLA		$1,068,417	$632,978	$420,567
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	60,168	53,008	50,475
Restructuring, severance and other charges	b	125	1,358	3,253
Income tax effect of non-GAAP adjustments	c	(19,684)	(16,910)	(17,013)
Discrete tax items	d	(397,000)	13,620	17,487
Non-GAAP net income attributable to KLA		$712,026	$684,054	$474,769
GAAP net income per diluted share attributable to KLA		$6.96	$4.10	$2.69
Non-GAAP net income per diluted share attributable to KLA		$4.64	$4.43	$3.03
Shares used in diluted shares calculation		153,410	154,283	156,442

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended September 30, 2021
Costs of revenues	$41,115	$—	$41,115
Research and development	5,962	—	5,962
Selling, general and administrative	13,091	—	13,091
Other expense (income), net	—	125	125
Total in three months ended September 30, 2021	$60,168	$125	$60,293
Three Months Ended June 30, 2021
Costs of revenues	$40,499	$(471)	$40,028
Research and development	—	203	203
Selling, general and administrative	12,509	1,626	14,135
Total in three months ended June 30, 2021	$53,008	$1,358	$54,366
Three Months Ended September 30, 2020
Costs of revenues	$37,040	$636	$37,676
Research and development	—	923	923
Selling, general and administrative	13,435	1,933	15,368
Other expense (income), net	—	(239)	(239)
Total in three months ended September 30, 2020	$50,475	$3,253	$53,728

Free Cash Flow Reconciliation

	Three Months Ended September 30,
(In thousands)	2021	2020
Net cash provided by operating activities	$863,797	$512,171
Capital expenditures	(68,955)	(55,925)
Free cash flow	$794,842	$456,246

Second Quarter Fiscal 2021 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending December 31, 2021
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$4.69	$5.59
Acquisition-related charges	a	0.36	0.36
Restructuring, severance and other charges	b	0.01	0.01
Income tax effect of non-GAAP adjustments	c	(0.11)	(0.11)
Non-GAAP net income per diluted share attributable to KLA		$4.95	$5.85
Shares used in net income per diluted share calculation		152.2	152.2

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending December 31, 2021
		Low	High
GAAP gross margin		60.2%	62.3%
Acquisition-related charges	a	1.8%	1.7%
Non-GAAP gross margin		62.0%	64.0%

The Non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, and other exit costs.
c.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
d.Discrete tax items in the three months ended September 30, 2021 primarily relate to a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in the three months ended June 30, 2021 include tax expense from an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate, partially offset by a net tax benefit from an internal restructuring and a reduction in unrecognized tax benefits. Discrete tax items in the three months ended September 30, 2020 include a tax expense of $14.0 million due to an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate as well as tax expense from a restructuring.